UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) Marc 15, 2006

Inform Worldwide Holdings, Inc.
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(Exact name of registrant as specified in its charter)

Florida      0-29994     20-3379902
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                        (State or other jurisdiction            (Commission         (IRS Employer
                            of incorporation)               File Number)        Identification No.)

2501 North Green Valley Parkway, Suite 110, Henderson, NV 89014
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(Address of principal executive offices)   (Zip Code)

Registrant’s telephone number, including area code: (702) 317-2300

None
_____________________________________________________________________________________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement.

     Inform Worldwide Holdings, Inc. (“Company”) entered into a Rescission Agreement, effective March 15, 2006, with Investor Relations Services, Inc. ("IRS"). Under the terms of the Rescission Agreement, the parties mutually agreed to terminate the Consulting Agreement, dated September 13, 2005, between the parties (the "Consulting Agreement"). Under the Consulting Agreement IRS was to provide various investor and public relations services to the Company over five (5) years in exchange for forty million (40,000,000) shares of the Company's restricted common stock. IRS did not provide any services to the Company and the Company did not deliver the shares to IRS. Prior to the Consulting Agreement the Company and IRS did not a material relationship.

     A copy of the Rescission Agreement is attached to this report as Exhibit 10.1 and is incorporated into this Item 1.02 by reference. The foregoing description of the Rescission Agreement is qualified in its entirety by reference to the full text of the Rescission Agreement.

Item 9.01 Financial Statements and Exhibits.
(d)   Exhibits.

Exhibit
Number	Exhibit Title or Description
10.1	Termination Agreement, made and entered as of March 15, 2006, between Inform Worldwide Holdings, Inc. and Investor Relations Services, Inc..

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INFORM WORLDWIDE HOLDINGS, INC.
(Registrant)

Date: March 20, 2006    By: /s/ Ashvin Mascarenhas
Ashvin Mascarenhas, Chief Executive Officer